EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2025

Results Summary

•	Quarterly revenue of $1.455 billion, exceeding midpoint of guidance.

•	Quarterly GAAP earnings per diluted share of $1.89; non-GAAP earnings per diluted share of $3.03, exceeding guidance.

•	Reaffirming full-year 2025 guidance.

SUNNYVALE, Calif. – Feb. 26, 2025 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2025. Revenue for the first quarter of fiscal year 2025 was $1.455 billion, compared to $1.511 billion for the first quarter of fiscal year 2024.

“In Q1, Synopsys’ relentless focus on execution and innovation was evident across the business. We launched industry-leading silicon IP and hardware-assisted verification solutions while expanding generative AI capabilities in EDA,” said Sassine Ghazi, president and CEO of Synopsys. “We are continuing to see strong design activity at advanced nodes, fueled by the AI-driven reinvention of compute. As the pace and complexity of technology innovation increases, new silicon-to-systems design paradigms are essential, and Synopsys is well-positioned to deliver.”

“We delivered a solid start to the year, with non-GAAP earnings above guidance, and revenue in the upper end of our guided range,” said Shelagh Glaser, CFO of Synopsys. “These results are a product of our resilient business model, strong operational execution, and leading technology that is mission-critical to customers. We are reaffirming our full-year guidance including expectations for double-digit revenue growth.”

Continuing Operations

On September 30, 2024, Synopsys completed the sale of its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the Synopsys’ consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal year 2025 was $295.7 million, or $1.89 per diluted share, compared to $437.5 million, or $2.82 per diluted share, for the first quarter of fiscal year 2024.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal year 2025 was $473.2 million, or $3.03 per diluted share, compared to non-GAAP net income of $525.5 million, or $3.38 per diluted share, for the first quarter of fiscal year 2024.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other and (2) Design IP, which includes our interface, foundation, security, and embedded processor IP, IP subsystems, and IP implementation services.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2025. These targets reflect a change in Synopsys’ fiscal year from a 52/53-week period ending on the Saturday nearest to October 31 of each year to October 31 of each year. As a result of this change, there will be ten fewer days in the first half of fiscal year 2025 and two extra days in the second half of fiscal year 2025, which results in eight fewer days in the aggregate in Synopsys’ fiscal year 2025 as compared to its fiscal year 2024. These targets also assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter and Full Fiscal Year 2025 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending		Range for Fiscal Year Ending
	April 30, 2025		October 31, 2025
	Low	High	Low	High
Revenue	$1,585	$1,615	$6,745	$6,805
GAAP Expenses	$1,191	$1,211	$4,972	$5,029
Non-GAAP Expenses	$985	$995	$4,045	$4,085
Non-GAAP Interest and Other Income (Expense), net	$24	$26	$94	$98
Non-GAAP Tax Rate	16%	16%	16%	16%
Outstanding Shares (fully diluted)	156	158	157	159
GAAP EPS	$2.21	$2.33	$10.09	$10.31
Non-GAAP EPS	$3.37	$3.42	$14.88	$14.96
Operating Cash Flow			~$1,800
Free Cash Flow(2)			~$1,600
Capital Expenditures			~$170

(1)	Targets do not reflect the impact of any future financing transactions related to the Ansys Merger (as defined below) or targets for the combined company.
(2)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

For a reconciliation of Synopsys’ second quarter and fiscal year 2025 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal year 2025 in May 2025.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of February 26, 2025. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the second quarter of fiscal year 2025, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal year 2025 in its quarterly report on Form 10-Q to be filed on or before March 12, 2025.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

Reconciliation of First Quarter Fiscal Year 2025 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2025 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2025	2024
GAAP net income from continuing operations attributed to Synopsys	$295,683	$437,450
Adjustments:
Amortization of acquired intangible assets	12,596	15,601
Stock-based compensation	186,279	165,141
Acquisition/divestiture related items	74,829	31,932
Gain on sale of strategic investments	—	(55,077)
Tax adjustments	(96,214)	(69,567)

Non-GAAP net income from continuing operations attributed to Synopsys	$473,173	$525,480

	Three Months Ended
	January 31,
	2025	2024
GAAP net income from continuing operations per diluted share attributed to Synopsys	$1.89	$2.82
Adjustments:
Amortization of acquired intangible assets	0.08	0.10
Stock-based compensation	1.19	1.06
Acquisition/divestiture related items	0.48	0.21
Gain on sale of strategic investments	—	(0.35)
Tax adjustments	(0.61)	(0.46)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.03	$3.38

Shares used in computing net income per diluted share amounts:	156,189	155,334

(1)

Synopsys’ first quarter of fiscal year 2025 and 2024 ended on January 31, 2025 and February 3, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

GAAP to Non-GAAP Tax Rate Reconciliation

(unaudited)

Three Months Ended
January 31, 2025
GAAP effective tax rate	(2.2)%
Stock-based compensation	4.3%
Acquisition/divestiture related items (1)	12.6%
Tax adjustments (2)	1.3%

Non-GAAP effective tax rate	16.0%

(1)	The adjustment is primarily due to the capital loss on the sale of Synopsys’ ownership in OpenLight Photonics, Inc.
(2)	The adjustments are primarily related to the differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

Reconciliation of 2025 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2025 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending
	April 30, 2025
	Low	High
Target GAAP expenses	$1,191,000	$1,211,000
Adjustments:
Amortization of acquired intangible assets	(12,000)	(15,000)
Stock-based compensation	(194,000)	(201,000)

Target non-GAAP expenses	$985,000	$995,000

	Range for Three Months Ending
	April 30, 2025
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.21	$2.33
Adjustments:
Amortization of acquired intangible assets	0.10	0.08
Stock-based compensation	1.28	1.24
Acquisition/divestiture related items (1)	0.08	0.06
Tax adjustments	(0.30)	(0.29)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.37	$3.42

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2025 Targets

(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2025
	Low	High
Target GAAP expenses	$4,971,681	$5,028,681
Adjustments:
Amortization of acquired intangible assets	(46,000)	(51,000)
Stock-based compensation	(820,000)	(832,000)
Acquisition/divestiture related items (1)	(60,681)	(60,681)

Target non-GAAP expenses	$4,045,000	$4,085,000

	Range for Fiscal Year Ending
	October 31, 2025
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$10.09	$10.31
Adjustments:
Amortization of acquired intangible assets	0.32	0.29
Stock-based compensation	5.27	5.19
Acquisition/divestiture related items (1)	0.70	0.66
Tax adjustments	(1.50)	(1.49)

Target non-GAAP earnings per diluted share attributed to Synopsys	$14.88	$14.96

Shares used in non-GAAP calculation (midpoint of target range)	158,000	158,000

(1)

Adjustments reflect actual expenses incurred by Synopsys as of January 31, 2025 or certain contractually obligated financing fees and related amortization expenses, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding short-term and long-term financial targets, expectations and objectives including, among others, our long-term financial objectives, which include the anticipated effects of our pending acquisition of ANSYS, Inc. (the Ansys Merger); our products, technology and services; business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence (AI); planned acquisitions and their expected impact, such as the Ansys Merger; planned dispositions and their expected impact; the potential impact of the uncertain macroeconomic environment on our financial results, including, but not limited to, the effects of sustained global inflationary pressures and elevated interest rates, potential economic slowdowns or recessions, supply chain disruptions, geopolitical pressures, including, among others, the unknown impact of current and future U.S. and foreign trade regulations, government actions and regulatory changes, such as export control restrictions and tariffs, and regional or global military conflicts, and fluctuations in foreign exchange rates, and associated global economic conditions; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); software trends; planned stock repurchases; our expected tax rate; and the impact and result of pending legal, regulatory, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to complete the Ansys Merger on the terms described in our filings with the SEC, if at all; failure to obtain required governmental approvals related to the Ansys Merger or the imposition of conditions to such governmental approvals that may have an adverse effect on us; failure to realize the benefits expected from the Ansys Merger; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its first quarter of fiscal year 2025 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of February 26, 2025. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2025	2024
Revenue:
Time-based products	$828,238	$805,063
Upfront products	368,124	442,366

Total products revenue	1,196,362	1,247,429
Maintenance and service	258,953	263,560

Total revenue	1,455,315	1,510,989
Cost of revenue:
Products	168,842	175,498
Maintenance and service	92,537	90,540
Amortization of acquired intangible assets	8,596	13,155

Total cost of revenue	269,975	279,193

Gross margin	1,185,340	1,231,796
Operating expenses:
Research and development	553,216	525,534
Sales and marketing	209,199	218,843
General and administrative	167,086	131,264
Amortization of acquired intangible assets	4,000	3,529

Total operating expenses	933,501	879,170

Operating income	251,839	352,626
Interest and other income (expense), net	39,278	104,828

Income before income taxes	291,117	457,454
Provision (benefit) for income taxes	(6,294)	22,909

Net income from continuing operations	297,411	434,545
Income from discontinued operations, net of income taxes	—	11,662

Net income	297,411	446,207
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	1,728	(2,905)

Net income attributed to Synopsys	$295,683	$449,112

Net income attributed to Synopsys
Continuing operations	$295,683	$437,450
Discontinued operations	—	11,662

Net income	$295,683	$449,112

Net income per share attributed to Synopsys - basic:
Continuing operations	$1.91	$2.87
Discontinued operations	—	0.08

Basic net income per share	$1.91	$2.95

Net income per share attributed to Synopsys - diluted:
Continuing operations	$1.89	$2.82
Discontinued operations	—	0.07

Diluted net income per share	$1.89	$2.89

Shares used in computing per share amounts:
Basic	154,408	152,311

Diluted	156,189	155,334

(1)

Synopsys’ first quarter of fiscal year 2025 and 2024 ended on January 31, 2025 and February 3, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2025	October 31, 2024
ASSETS:
Current assets:
Cash and cash equivalents	$3,653,880	$3,896,532
Short-term investments	155,489	153,869

Total cash, cash equivalents and short-term investments	3,809,369	4,050,401
Accounts receivable, net	892,647	934,470
Inventories	415,199	361,849
Prepaid and other current assets	1,206,401	1,122,946

Total current assets	6,323,616	6,469,666
Property and equipment, net	546,406	563,006
Operating lease right-of-use assets, net	545,867	565,917
Goodwill	3,433,369	3,448,850
Intangible assets, net	180,950	195,164
Deferred income taxes	1,393,044	1,247,258
Other long-term assets	617,837	583,700

Total assets	$13,041,089	$13,073,561

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$938,679	$1,163,592
Operating lease liabilities	99,310	94,791
Deferred revenue	1,320,605	1,391,737

Total current liabilities	2,358,594	2,650,120
Long-term operating lease liabilities	551,507	574,065
Long-term deferred revenue	316,178	340,831
Long-term debt	14,220	15,601
Other long-term liabilities	495,689	469,738

Total liabilities	3,736,188	4,050,355
Redeemable non-controlling interest	—	30,000
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 154,618 and 154,112 shares outstanding, respectively	1,547	1,541
Capital in excess of par value	1,127,181	1,211,206
Retained earnings	9,278,950	8,984,105
Treasury stock, at cost: 2,643 and 3,148 shares, respectively	(860,967)	(1,025,770)
Accumulated other comprehensive income (loss)	(241,919)	(180,380)

Total Synopsys stockholders’ equity	9,304,792	8,990,702
Non-controlling interest	109	2,504

Total stockholders’ equity	9,304,901	8,993,206

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$13,041,089	$13,073,561

(1)

Synopsys’ first quarter of fiscal year 2025 ended on January 31, 2025 and its fiscal year 2024 ended on November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$297,411	$446,207
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	47,934	62,888
Reduction of operating lease right-of-use assets	25,473	24,376
Amortization of capitalized costs to obtain revenue contracts	12,466	18,726
Stock-based compensation	186,463	180,652
Allowance for credit losses	9,919	6,059
Gain on sale of strategic investments	—	(55,077)
Amortization of bridge financing costs	10,468	1,000
Deferred income taxes	(139,075)	(101,332)
Other	186	(786)
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	30,948	(119,571)
Inventories	(55,852)	(60,883)
Prepaid and other current assets	(103,567)	(96,916)
Other long-term assets	(43,494)	(72,096)
Accounts payable and accrued liabilities	(313,651)	(266,704)
Operating lease liabilities	(23,102)	(23,569)
Income taxes	86,992	(117,798)
Deferred revenue	(96,974)	87,034

Net cash used in operating activities	(67,455)	(87,790)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	19,684	24,559
Proceeds from sales of short-term investments	16,411	—
Purchases of short-term investments	(37,269)	(25,612)
Proceeds from sales of strategic investments	—	55,696
Purchases of strategic investments	(3,288)	(822)
Purchases of property and equipment, net	(40,715)	(40,391)
Acquisitions, net of cash acquired	—	(67,827)
Proceeds from business divestiture, net of cash divested	23,808	—
Other	(611)	—

Net cash used in investing activities	(21,980)	(54,397)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(1,289)	(1,303)
Payment of bridge financing and term loan costs	—	(48,000)
Issuances of common stock	14,417	9,483
Payments for taxes related to net share settlement of equity awards	(124,966)	(147,330)
Redemption of redeemable non-controlling interest	(30,000)	—

Net cash used in financing activities	(141,838)	(187,150)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9,676)	9,320

Net change in cash, cash equivalents and restricted cash	(240,949)	(320,017)
Cash, cash equivalents and restricted cash, beginning of year, including cash from discontinued operations	3,898,729	1,441,187

Cash, cash equivalents and restricted cash, end of period, including cash from discontinued operations	3,657,780	1,121,170

Less: Cash, cash equivalents and restricted cash from discontinued operations	—	4,962

Cash, cash equivalents and restricted cash from continuing operations	$3,657,780	$1,116,208

(1)

Synopsys’ first quarter of fiscal year 2025 and 2024 ended on January 31, 2025 and February 3, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:

SYNOPSYS, INC.

Business Segment Reporting (1)(2)

(in millions)

	Three Months Ended January 31, 2025	Three Months Ended January 31, 2024
Revenue by segment
- Design Automation	$1,020.2	$985.3
% of Total	70.1%	65.2%
- Design IP	$435.1	$525.7
% of Total	29.9%	34.8%
Adjusted operating income by segment
- Design Automation	$404.7	$359.5
- Design IP	$126.5	$245.7
Adjusted operating margin by segment
- Design Automation	39.7%	36.5%
- Design IP	29.1%	46.7%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended January 31, 2025	Three Months Ended January 31, 2024
GAAP total operating income – as reported	$251.8	$352.6
Other expenses managed at consolidated level
-Amortization of acquired intangible assets	12.6	16.7
-Stock-based compensation (3)	186.5	165.5
-Non-qualified deferred compensation plan	19.6	39.4
-Acquisition/divestiture related items (4)	60.7	30.9

Total adjusted segment operating income	$531.2	$605.2

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

Synopsys’ first quarter of fiscal year 2025 and 2024 ended on January 31, 2025 and February 3, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. Fiscal year 2024 was a 53-week year, which included an extra week in the first quarter.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending Ansys Merger, and certain divestiture related items that were recorded in interest and other income (expense), net, in our unaudited condensed consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain second quarter and full fiscal year 2025 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, restructuring charges, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures.

Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, debt forgiveness, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or divest businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, we have elected to adopt a non-GAAP tax rate of 16% for fiscal year 2025.